UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2015
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 27, 2015, Daniel Schwartz resigned as a Class A director of Carrols Restaurant Group, Inc.’s ("CRG") Board of Directors (the "Board") effective as of the close of business on January 28, 2015. Effective January 28, 2015, Burger King Corporation ("BKC") appointed Jose E. Cil, Executive Vice President and President, Burger King, of Restaurant Brands International Inc., the indirect parent company of BKC, as a Class A director of the Board to fill the vacancy created by the resignation of Mr. Schwartz. Mr. Cil was appointed to the Board pursuant to BKC’s right to elect two members of the Board as Class A directors as set forth in the Certificate of Designation of the Series A Convertible Preferred Stock held by BKC. Other than Mr. Cil’s role as an executive officer of the indirect parent company of BKC, which owns all of the outstanding shares of Series A Preferred Stock which is convertible into 21.0% of CRG’s outstanding common stock, Mr. Cil does not have any other relationships with CRG that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Cil was appointed as Executive Vice President and President, Burger King, of Restaurant Brands International Inc., effective December 15, 2014. Mr. Cil served as Executive Vice President and President of Europe, the Middle East and Africa for Burger King Europe GmbH from November 2010 until December 2014. Mr. Cil also served as Vice President and Regional General Manager for Wal-Mart Stores, Inc. in Florida from February 2010 to November 2010. From September 2008 to January 2010, Mr. Cil served as Vice President of Company Operations of BKC and from September 2005 to September 2008, he served as Division Vice President, Mediterranean and NW Europe Divisions, EMEA, of Burger King Espana.

Mr. Cil brings significant experience with the strategic, financial and operational issues of restaurant companies in connection with his employment as an executive officer of Restaurant Brands International Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	February 2, 2015

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary